November 2026
Pricing Supplement
Dated November 11, 2026
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 26, 2025
and Product Supplement MLN-ES-ETF-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited
Principal at Risk Securities
Contingent Income Auto-Callable Securities (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the closing price of each underlying stock is greater than or equal to 65.00% of its initial share price, which we refer to as its coupon threshold price. In addition, if the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. No further payments will be made on the securities once they have been redeemed. However, if the closing price of any underlying stock on any determination date is less than its call threshold price, the securities will not be automatically redeemed and, if the closing price of any underlying stock is less than its coupon threshold price, you will not receive any contingent quarterly coupon with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final share price of any underlying stock is less than 65.00% of its initial share price, which we refer to as its downside threshold price, The Toronto-Dominion Bank (“TD” or “we”) will pay you a cash payment per security that will be less than 65.00% of the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying stock. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any increase of the underlying stocks and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. Because all payments on the securities are based on the worst performing underlying stock, a decline beyond the respective coupon threshold price and/or downside threshold price, as applicable, of any underlying stock will result in few or no contingent quarterly coupons and/or a loss of a significant portion and up to your entire investment in the securities, even if the other underlying stocks increase or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of each of the underlying stocks and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by TD. The securities are notes issued as part of TD’s Senior Debt Securities, Series H.
All payments on the securities are subject to the credit risk of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying stocks:	Common Stock of NVIDIA Corporation (Bloomberg Ticker: “NVDA UW”, “NVDA”) American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited (Bloomberg Ticker: “TSM UN”, “TSM”)
Aggregate principal amount:	$4,608,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	November 11, 2026
Original issue date:
November 16, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
November 16, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Payment Date(s); Maturity Date” in the accompanying product supplement.

Early redemption:
If the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any contingent coupon payment date if the closing price of any underlying stock is below its call threshold price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date.
Contingent quarterly coupon:
■    If the closing prices of all of the underlying stocks on any determination date are greater than or equal to their respective coupon threshold prices, we will pay a contingent quarterly coupon of $45.975 (equivalent to 18.39% per annum of the stated principal amount) per security on the related contingent coupon payment date.
■     If the closing price of any underlying stock on any determination date is less than its coupon threshold price, we will not pay a contingent quarterly coupon with respect to that determination date.
It is possible that any underlying stock will remain below its coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Determination dates:
February 11, 2027, May 11, 2027, August 11, 2027 and November 11, 2027, subject to postponement for non-trading days and certain market disruption events as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Date(s)” in the accompanying product supplement. References in the accompanying product supplement to one or more “Valuation Dates” shall also mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement. We also refer to November 11, 2027 as the final determination date.

Contingent coupon payment dates:
February 17, 2027, May 14, 2027, August 16, 2027 and the maturity date, subject to postponement as described under “General Terms of the Notes — Payment Date(s); Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to a “Payment Date” shall also mean a contingent coupon payment date for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	■	If the final share prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices:	(i) the stated principal amount plus (ii) any contingent quarterly coupon with respect to the final determination date
	■	If the final share price of any underlying stock is less than its downside threshold price:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying stock
If the final share price of any underlying stock is less than its downside threshold price, the payment at maturity will be less than 65.00% of the stated principal amount and could be as low as zero.
Underlying return*:	(final share price – initial share price) / initial share price.
Initial share price*:	$173.73, which is the closing price of NVDA on the pricing date $413.35, which is the closing price of TSM on the pricing date
Worst performing underlying stock:	The underlying stock with the lowest underlying return
Call threshold price*:	$173.73, which is equal to 100.00% of the initial share price of NVDA $413.35, which is equal to 100.00% of the initial share price of TSM
Coupon threshold price*:	$112.9245, which is equal to 65.00% of the initial share price of NVDA $268.6775, which is equal to 65.00% of the initial share price of TSM
Downside threshold price*:	$112.9245, which is equal to 65.00% of the initial share price of NVDA $268.6775, which is equal to 65.00% of the initial share price of TSM
Final share price*:	With respect to each underlying stock, the closing price on the final determination date
CUSIP / ISIN:	89115NPH1 / US89115NPH16
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

Estimated value on the pricing date:
The estimated value of your securities at the time the terms of your securities were set on the pricing date was $958.50 per security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 14 and “Additional Information About the Securities — Additional information regarding the estimated value of the securities” herein. The estimated value is less than the public offering price of the securities.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$12.50(a) + $5.00(b) $17.50	$982.50
Total	$4,608,000.00	$80,640.00	$4,527,360.00
*
As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security” and “— Anti-Dilution Adjustments” in the accompanying product supplement.

(1)
TDS has agreed to purchase the securities from TD at the price to public less a fee of $17.50 per security. TDS has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $12.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are unsecured and are not savings accounts or insured deposits of a bank. The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The securities will not be listed or displayed on any securities exchange or electronic communications network.
We will deliver the securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.
Product Supplement MLN-ES-ETF-1 dated February 26, 2025	Prospectus dated February 26, 2025

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-ES-ETF-1 (the “product supplement”), relating to our Senior Debt Securities, Series H, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement MLN-ES-ETF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006132/ef20044456_424b3.htm
♦	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case TD may reject your offer to purchase.

November 2026	Page 2

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Investment Summary
Contingent Income Auto-Callable Securities
Principal at Risk Securities
The Contingent Income Auto-Callable Securities due November 16, 2027 Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $45.975 (equivalent to 18.39% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices or the final share prices, as applicable, of all of the underlying stocks are greater than or equal to 65.00% of their respective initial share prices, which we refer to as the coupon threshold prices. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the closing prices of one or more of the underlying stocks could remain less than their respective coupon threshold prices for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons.
If the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. If the securities have not previously been redeemed and the final share prices of all of the underlying stocks are greater than or equal to 65.00% of their respective initial share prices, which we refer to as the downside threshold prices, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, investors will be exposed on a 1-to-1 basis to the decline of the worst performing underlying stock. The value of the payment received by investors at maturity will be less than 65.00% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any increase of the underlying stocks and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

November 2026	Page 3

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $45.975 (equivalent to 18.39% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices or the final share prices, as applicable, of all of the underlying stocks are greater than or equal to 65.00% of their respective initial share prices, which we refer to as the coupon threshold prices. The securities may be redeemed prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final share prices, as follows:
Scenario 1	On any of the determination dates other than the final determination date, the closing prices of all of the underlying stocks are greater than or equal to their respective call threshold prices.
■
The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date.

■
Investors will not participate in any increase of the underlying stocks from their respective initial share prices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final share prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices.
	■	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the final determination date.
■
Investors will not participate in any increase of the underlying stocks from their respective initial share prices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price.
	■	The payment due at maturity will be equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying stock.
	■	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.
Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the closing price of any underlying stock on the applicable determination date is less than its coupon threshold price. The securities will not be automatically redeemed if the closing price of any underlying stock on an applicable determination date other than the final determination date is less than its call threshold price. If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, you will lose a significant portion, and may lose all, of your investment in the securities.

November 2026	Page 4

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities
■
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying stock

■	You understand and accept that the securities are not linked to a basket of the underlying stocks and that you will be exposed to the market risk of each underlying stock on each determination date
■	You believe that the closing price of each underlying stock on each determination date will be greater than or equal to its coupon threshold price
■	You believe that the final share price of each underlying stock will be greater than or equal to its downside threshold price
■
You understand and accept that (i) you will not participate in any increase in the price of any underlying stock and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

■	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying stocks
■	You are willing to forgo any dividends paid on the underlying stocks and you do not seek guaranteed current income from this investment
■
You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and you accept that there may be little or no secondary market for the securities

■	You understand and are willing to accept the risks associated with the underlying stocks
■
You are willing to assume the credit risk of TD for all payments under the securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
■	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities
■	You require an investment designed to provide a full or at least partial return of principal at maturity
■
You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying stock

■
You do not understand or cannot accept that the securities are not linked to a basket of the underlying stocks and that you will be exposed to the market risk of each underlying stock on each determination date

■	You believe that the closing price of any underlying stock on each determination date is likely to be less than its coupon threshold price
■	You believe that the final share price of any underlying stock is likely to be less than its downside threshold price
■
You do not understand or cannot accept that the risks of each underlying stock are not mitigated by the performance of any other underlying stock, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying stock

■	You seek an investment that participates in any increase in the prices of the underlying stocks or that has unlimited return potential
■	You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying stocks
■	You prefer to receive the dividends paid on the underlying stocks or you seek guaranteed current income from this investment

November 2026	Page 5

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
■
You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market

■	You do not understand or are not willing to accept the risks associated with the underlying stocks
■	You are not willing to assume the credit risk of TD for all payments under the securities, including any repayment of principal

November 2026	Page 6

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final share prices.
Diagram #1: Determination Dates (Other Than the Final Determination Date)
Diagram #2: Payment at Maturity if No Early Redemption Occurs
For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

November 2026	Page 7

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof). Any payments on the securities are subject to our credit risk.
Hypothetical Initial Share Price:
Underlying Stock A:	$100.00
Underlying Stock B:	$100.00

Hypothetical Call Threshold Price:
Underlying Stock A:	$100.00, which is 100.00% of the hypothetical initial share price
Underlying Stock B:	$100.00, which is 100.00% of the hypothetical initial share price

Hypothetical Coupon Threshold Price:
Underlying Stock A:	$65.00, which is 65.00% of the hypothetical initial share price
Underlying Stock B:	$65.00, which is 65.00% of the hypothetical initial share price

Hypothetical Downside Threshold Price:
Underlying Stock A:	$65.00, which is 65.00% of the hypothetical initial share price
Underlying Stock B:	$65.00, which is 65.00% of the hypothetical initial share price

Hypothetical Contingent Quarterly Coupon:	$45.975 (equivalent to 18.39% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security
In Examples 1 and 2, the closing prices of the underlying stocks fluctuate over the term of the securities and the closing prices of all of the underlying stocks are greater than or equal to their respective hypothetical call threshold prices on a determination date prior to the final determination date. Because the closing prices of all of the underlying stocks are greater than their respective call threshold prices on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price of at least one underlying stock on each of the determination dates prior to the final determination date is less than its call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

November 2026	Page 8

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
	Example 1				Example 2
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment
#1	$105.00 (at or above coupon threshold price and call threshold price)	$120.00 (at or above coupon threshold price and call threshold price)	$45.975*	$1,045.975	$79.00 (at or above coupon threshold price; below call threshold price)	$86.00 (at or above coupon threshold price; below call threshold price)	$45.975	N/A
#2	N/A	N/A	N/A	N/A	$55.25 (below coupon threshold price and call threshold price)	$72.00 (at or above coupon threshold price; below call threshold price)	$0.00	N/A
#3	N/A	N/A	N/A	N/A	$120.00 (at or above coupon threshold price and call threshold price)	$120.00 (at or above coupon threshold price and call threshold price)	$45.975*	$1,045.975
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A				N/A
*
The early redemption payment includes the unpaid contingent quarterly coupon with respect to the determination date on which the closing prices of all of the underlying stocks are greater than or equal to their respective call threshold prices and the securities are redeemed as a result.

In Example 1, the securities are automatically redeemed following the first determination date as the closing prices of all of the underlying stocks on such determination date are greater than or equal to their respective call threshold prices. Because the closing prices of all of the underlying stocks on such determination date are greater than or equal to their respective coupon threshold prices, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,045.975, which includes the contingent quarterly coupon with respect to the first determination date.
In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. Your total payment per security in this example is $1,045.975 (a total return of 4.5975% on the securities).
In Example 2, the securities are automatically redeemed following the third determination date as the closing prices of all of the underlying stocks on such determination date are greater than or equal to their respective call threshold prices. As the closing prices of all of the underlying stocks on the first determination date are greater than or equal to their respective coupon threshold prices, you receive the contingent quarterly coupon of $45.975 with respect to such determination date. Because, however, the closing price of at least one underlying stock on the second determination date is less than its coupon threshold price, no contingent quarterly coupon is made with respect to such determination date.
On the contingent coupon payment date corresponding to the third determination date, you receive an early redemption payment of $1,045.975, which includes the contingent quarterly coupon with respect to such determination date.
In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further, although all of the underlying stocks have increased by 20.00% from their respective initial share prices on the third determination date, you only receive $1,045.975 per security and do not benefit from such increase. When added to the contingent quarterly coupon of $45.975 received in respect of the first determination date, your total payment per security in this example is $1,091.95 (a total return of 9.195% on the securities).

November 2026	Page 9

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
	Example 3				Example 4
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment
#1	$58.50 (below coupon threshold price and call threshold price)	$52.00 (below coupon threshold price and call threshold price)	$0.00	N/A	$48.75 (below coupon threshold price and call threshold price)	$61.75 (below coupon threshold price and call threshold price)	$0.00	N/A
#2-3	Various (all below coupon threshold price and call threshold price)	Various (all at or above coupon threshold price and call threshold price)	$0.00	N/A	Various (all below coupon threshold price and call threshold price)	Various (all at or above coupon threshold price and call threshold price)	$0.00	N/A
Final Determination Date	$90.00 (at or above downside threshold price and coupon threshold price)	$80.00 (at or above downside threshold price and coupon threshold price)	$45.975*	N/A	$40.00 (below downside threshold price and coupon threshold price)	$95.00 (at or above downside threshold price and coupon threshold price)	$0.00	N/A
Payment at Maturity	$1,045.975				$400.00
*	The final contingent quarterly coupon, if any, will be paid at maturity.
Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
In Example 3, the closing price of at least one of the underlying stocks on each determination date prior to the final determination date is less than its coupon threshold price and the closing price of at least one of the underlying stocks is less than its call threshold price. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing prices of all of the underlying stocks on the final determination date are greater than or equal to their respective downside threshold prices and coupon threshold prices, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date. Your payment at maturity is calculated as follows:
$1,000.00 + $45.975 = $1,045.975
In this example, you receive the stated principal amount per security plus the contingent quarterly coupon, equal to a total payment of $1,045.975 per security at maturity. Your total payment per security in this example is $1,045.975 (a total return of 4.5975% on the securities).
In Example 4, the closing price of at least one of the underlying stocks on each determination date throughout the term of the securities is less than its coupon threshold price and call threshold price. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price of at least one of the underlying stocks is less than its downside threshold price, you receive a cash payment at maturity calculated as follows:
$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying stock)
= $1,000.00 + ($1,000.00 × -60.00%)
= $400.00
In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).
We make no representation or warranty as to which of the underlying stocks will be the worst performing underlying stock for the purposes of calculating your actual payment at maturity.

November 2026	Page 10

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that TD is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, TD will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss on your stated principal amount that is equal to the underlying return of the worst performing underlying stock. In such circumstances, the amount you receive at maturity will be less than 65.00% of the stated principal amount and you may lose your entire investment in the securities.
The securities will not pay a contingent quarterly coupon if the closing price of any underlying stock on any determination date is less than its coupon threshold price. The securities will not be automatically redeemed with respect to any determination date in respect of which an early redemption may occur unless the closing price of each underlying stock on the relevant determination date is greater than or equal to its respective call threshold price.
You will be exposed to the market risk of each underlying stock on each determination date (including the final determination date) and any decline in the price of one underlying stock may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying stock.
Any payment to be made on the securities, including any repayment of principal, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

November 2026	Page 11

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Risk Factors
The securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the securities. For additional information as to these and other risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus.
Investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.
Risks Relating to Return Characteristics
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Risk of significant loss at maturity. The securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, TD will repay you the stated principal amount of your securities in cash only if the final share prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, you will receive a cash payment per security that will be less than 65.00% of the stated principal amount and you will be exposed on a 1-to-1 basis to the decline of the worst performing underlying stock. You may lose your entire investment in the securities.

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Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices.

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You may not receive any contingent quarterly coupons. TD will not necessarily make periodic payments on the securities. If the closing price of any of the underlying stocks on any determination date is less than its coupon threshold price, TD will not pay you the contingent quarterly coupon applicable to such determination date. If the closing price of any of the underlying stocks is less than its coupon threshold price on each of the determination dates, TD will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

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Greater expected volatility with respect to, and lower expected correlation of, the underlying stocks generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the final share price of any of the underlying stocks could be less than its downside threshold price. Greater expected volatility with respect to, and lower expected correlation of, the underlying stocks reflects a higher expectation as of the pricing date that the final share price of any of the underlying stocks could be less than its downside threshold price. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying stock. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for that security. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the correlations of the underlying stocks and each underlying stock’s volatility calculated using our internal models, an underlying stock’s volatility, and the correlation of the underlying stocks, can change significantly over the term of the securities. The price of any underlying stock could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

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The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their call threshold prices and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price of any of the underlying stocks on any determination date is less than its call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent coupon payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

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The contingent quarterly coupon, if any, is based solely on the closing price of each underlying stock on only the related determination date. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be based on the closing price of each underlying stock on the relevant determination date. As a result, you will not know whether you will receive the contingent quarterly coupon on any contingent coupon payment date until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the closing price of each underlying stock on a specific determination date, if the closing price of any underlying stock on any determination date is below its coupon threshold price, you will not receive the contingent quarterly coupon with respect to such determination date, even if the price of such underlying stock was greater than or equal to its respective coupon threshold price on other days during the term of the securities, and even if the closing price(s) of one or both of the other underlying stocks are at or above their respective coupon threshold prices.

November 2026	Page 12

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
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Your potential return on the securities is limited, you will not participate in any increase of the underlying stocks and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the increase of the underlying stocks. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the decrease in the price of the worst performing underlying stock even though you cannot participate in any increase in the prices of the underlying stocks. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying stocks. In addition, as an owner of the securities, you will not receive any dividends or distributions on any of the underlying stocks and you will not have voting rights or any other rights of a holder of any of the underlying stocks.

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You are exposed to the market risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the performance of each underlying stock. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying stock. Poor performance by any one underlying stock may negatively affect your return and will not be offset or mitigated by the performance of any other underlying stock. Accordingly, your investment is subject to the market risk of each underlying stock.

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Because the securities are linked to the performance of more than one underlying stock, there is an increased probability that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying stock if their terms are otherwise substantially similar. With a greater total number of underlying stocks, it is more likely that the closing price or the final share price, as applicable, of any underlying stock will be less than its coupon threshold price and/or downside threshold price. Therefore, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying stock. In addition, if the performances of the underlying stocks are not correlated to each other, the risk that the closing price (on any determination date other than the final determination date) or the final share price, as applicable, of any underlying stock is less than its coupon threshold price or downside threshold price is even greater.

Risks Relating to Characteristics of the Underlying Stocks
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The price of each underlying stock will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying stock. The price of each underlying stock can rise or fall sharply due to factors specific to their issuers (each, an “underlying stock issuer”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and prices, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying stocks and the underlying stock issuers. For additional information regarding the underlying stock issuers, please see “Information About the Underlying Stocks” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying stock issuers with the SEC.

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There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying stocks will rise or fall and there can be no assurance that the closing price of each underlying stock on any determination date will be greater than or equal to its coupon threshold price, or, if the securities are not redeemed prior to maturity, that the final share price of each underlying stock on the final valuation date will be greater than or equal to its downside threshold price. The prices of the underlying stocks will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stocks and the underlying stock issuers. You should be willing to accept the downside risks of owning equities in general and the underlying stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

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There is no affiliation between TD and the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stocks.

November 2026	Page 13

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
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There are risks associated with emerging market companies. Taiwan Semiconductor Manufacturing Company Limited is organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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There are important differences between the American depositary receipts and the ordinary shares of a non-U.S. company. The securities are linked to the American depositary receipts of a non-U.S. company. There are important differences between the rights of holders of an American depositary receipt and the non-U.S. stock such American depositary receipt represents. The American depositary receipts are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary receipts, which may be different from the rights of holders of the non-U.S. stock. For example, a company may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its American depositary receipts. Any such differences between the rights of holders of the American depositary receipts and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of your securities.

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The securities are subject to exchange rate risk. Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may adversely affect the market value of, and return on, the securities.

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The securities are subject to sector concentration risk. The securities are subject to sector concentration risk because each underlying stock issuer operates in the same sector, as described below under “Information About the Underlying Stocks”. The performance of these companies is subject to a number of complex and unpredictable factors such as government regulation, supply and demand for the products and services produced or offered by such companies and industry competition. Any negative developments may have a negative effect on the underlying stock issuers and, in turn, may have a material adverse effect on the value of, and return on, the securities. By investing in the securities, you will not benefit from the diversification which could result from an investment linked to the performance of companies that operate in multiple sectors.

Risks Relating to Estimated Value and Liquidity
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The estimated value of your securities is less than the public offering price of your securities. The estimated value of your securities is less than the public offering price of your securities. The difference between the public offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

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The estimated value of your securities is based on our internal funding rate. The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

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The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities is based on our internal pricing models when the terms of the securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

November 2026	Page 14

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
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The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your securities and may be less than the estimated value of your securities. The estimated value of the securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the public offering price of your securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which the agent may initially buy the securities in the secondary market may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market (if the agent makes a market in the securities, which it is not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the original issue date of the securities, as discussed further under “Additional Information About the Securities — Additional information regarding the estimated value of the securities”. The price at which the agent may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.

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The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

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There may not be an active trading market for the securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the price of the underlying stocks, and as a result, you may suffer substantial losses.

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If the price of an underlying stock changes, the market value of your securities may not change in the same manner. Your securities may trade quite differently from the performance of each underlying stock. Changes in the price of an underlying stock may not result in a comparable change in the market value of your securities. Even if the closing price of an underlying stock remains greater than or equal to its downside threshold price or increases to greater than its call threshold price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Risks Relating to General Credit Characteristics
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Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the securities. Although the return on the securities will be based on the performance of the underlying stocks, the payment of any amount due on the securities is subject to TD’s credit risk. The securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

Risks Relating to Hedging Activities and Conflicts of Interest
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There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine the amounts payable on the securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying stock has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the amounts payable on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

November 2026	Page 15

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
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The determination dates and related payment dates are subject to market disruption events and postponements. Each determination date (including the final determination date) and related payment date (including the maturity date) is subject to postponement due to the occurrence of one of more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — Market Disruption Events” in the product supplement. A market disruption event for a particular underlying stock will not constitute a market disruption event for any other underlying stock.

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The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting an underlying stock, the calculation agent may make adjustments to the initial share price, underlying return, call threshold price, coupon threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result. Furthermore, in certain situations, such as when an underlying stock undergoes a reorganization event or an underlying stock is delisted, an underlying stock may be replaced by distribution property or a substitute equity security, as discussed more fully in the product supplement under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security”, “— Delisting of ADRs or Termination of, or Change in Law Event Affecting, an ADR Facility and “— Anti-Dilution Adjustments”. The occurrence of any such events and the consequent adjustments may materially and adversely affect the market value of, and any amounts payable on, the securities.

Further, if the facility for the American depositary receipts between the applicable underlying stock issuer and the depositary for the American depositary receipts is terminated for any reason, then the calculation agent will determine any amounts payable on the securities by reference to the ordinary shares represented by the underlying stock. If, however, a change in law occurs with respect to the underlying stock, then the calculation agent may instead determine the closing price of the underlying stock, as described above. Such delisting of the underlying stock or termination of the facility for such American depositary receipts, or change in law affecting the underlying stock, and the consequent adjustments may materially and adversely affect the price of the underlying stock. For more information, see the sections as described under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security”, “— Delisting of ADRs or Termination of, or Change in Law Event Affecting, an ADR Facility and “— Anti-Dilution Adjustments” in the accompanying product supplement.
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There are legal and regulatory risks relating to an underlying stock issuer and the return on the securities may be based on a substitute security. Pursuant to certain executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China (the “PRC”) military, intelligence and security apparatus. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. While Taiwan Semiconductor Manufacturing Company Limited is not currently designated as such a company, there can be no assurance that Taiwan Semiconductor Manufacturing Company Limited will not, in the future, become subject to the executive order, a similar bill, other executive action or other legal restrictions. Any such action could lead to the loss of a significant portion or all of your initial investment.

In addition, under certain enacted legislation, the SEC is required to maintain a list of issuers for which the U.S. Public Company Accounting Oversight Board is not able to inspect or investigate an auditor report issued by a non U.S. public accounting firm, which would include many companies organized in, or with a parent company organized in, the PRC. The designation of Taiwan Semiconductor Manufacturing Company Limited as subject to the foregoing could lead to the delisting of the corresponding underlying stock. Additionally, following such a delisting the calculation agent may (but is not required to) select a substitute security and/or make any other determinations as discussed further under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security” and “— Anti-Dilution Adjustments” in the accompanying product supplement.
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Trading and business activities by TD or its affiliates may adversely affect the market value of, and any amounts payable on, the securities. We, the agent and/or our other affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the price of an underlying stock, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in an underlying stock.

These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the securities.

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$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
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We, the agent and/or our other affiliates may, at present or in the future, engage in business with the underlying stock issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to an underlying stock. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities by us and/or our other affiliates may affect the price of an underlying stock and, therefore, the market value of, and return on, the securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
■
Significant aspects of the tax treatment of the securities are uncertain. The U.S. tax treatment of the securities is uncertain. Please read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the securities.

For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Additional Information About the Securities — Canadian taxation”. If you are not a Non-resident Holder (as that term is defined herein under “Additional Information About the Securities — Canadian taxation”) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined herein under “Additional Information About the Securities — Canadian taxation”), as such rules may be amended from time to time.

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Information About the Underlying Stocks
All disclosures contained in this document regarding each underlying stock are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stocks. You should make your own investigation into each underlying stock.
NVIDIA Corporation
According to publicly available information, NVIDIA Corporation (“NVIDIA”) is a visual computing company that designs and develops graphics processing units and artificial intelligence. Information filed by NVIDIA with the SEC can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. NVIDIA’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “NVDA”.
Historical Information
The closing price of NVDA on November 11, 2026 was $173.73. The graph below shows the closing prices of NVDA for each day from January 1, 2021 to November 11, 2026. The dotted lines represent its downside threshold price and its coupon threshold price of $112.9245 and its call threshold price of $173.73, which are equal to 65.00% and 100.00%, respectively, of its initial share price. We obtained the information in the graph below from Bloomberg Professional® Service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of NVDA should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of NVDA at any time, including the determination dates.

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The Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2021 to November 11, 2026

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Taiwan Semiconductor Manufacturing Company Limited
According to publicly available information, Taiwan Semiconductor Manufacturing Company Limited (“Taiwan Semiconductor”) is a semiconductor foundry that is engaged in the manufacturing, selling, packaging, testing and computer-aided design of integrated circuits and other semiconductors and the manufacturing of masks. Information filed by Taiwan Semiconductor with the SEC can be located by reference to its SEC file number: 001-14700, or its CIK Code: 0001046179. Taiwan Semiconductor’s American depositary receipts are listed on the New York Stock Exchange under the ticker symbol “TSM”.
Historical Information
The closing price of TSM on November 11, 2026 was $413.35. The graph below shows the closing prices of the TSM for each day from January 1, 2021 to November 11, 2026. The dotted lines represent its downside threshold price and its coupon threshold price of $268.6775 and its call threshold price of $413.35, which are equal to 65.00% and 100.00%, respectively, of its initial share price. We obtained the information in the graph below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of TSM should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of TSM at any time, including the determination dates.

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$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
The American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited – Daily Closing Prices January 1, 2021 to November 11, 2026
This document relates only to the securities offered hereby and does not relate to any underlying stock or other securities linked to the underlying stocks. We have derived all disclosures contained in this document regarding the underlying stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any underlying stock. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding any underlying stock is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of any underlying stock (and therefore the price of any underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying stock could affect the value received with respect to the securities and therefore the value of the securities.
Neither TD nor any of its affiliates makes any representation to you as to the performance of any underlying stock.

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Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The business day preceding the relevant contingent coupon payment date.
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Canadian bail-in:	The securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in law event:	Applicable, as described in the product supplement
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying stock	reference asset
	stated principal amount	principal amount
	original issue date	issue date
	determination date	valuation date
	final determination date	final valuation date
	initial share price	initial price
	final share price	final price
	downside threshold price	barrier price
	underlying return	percentage change
Additional information regarding the estimated value of the securities:
The final terms for the securities were determined on the pricing date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and the estimated cost which we may incur in hedging our obligations under the securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the

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discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your securities is based on our internal funding rate”.
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Canadian taxation:
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by TD pursuant to this offering document or common shares of TD or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, TD, any affiliate of TD, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of TD and each affiliate of TD, (iv) is not an entity in respect of which TD or any affiliate of TD is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of TD or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of TD or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form

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proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of TD or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a security is redeemed, cancelled, purchased or repurchased by TD or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to TD or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of TD or common shares of an affiliate of TD that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.

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A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of TD or common shares of an affiliate of TD unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying stocks. If your securities are so treated, any contingent quarterly coupon that is paid by TD (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a short term debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Except to the extent otherwise required by law, TD intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Section 1297. We will not attempt to ascertain whether any underlying stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

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Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, if the securities are offered to non-U.S. holders, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any underlying stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying stock issuer as a USRPHC and/or the securities as USRPI.

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Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.
Based on our determination that the securities are not “delta-one” with respect to any underlying stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

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$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the underlying stock issuers).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, TDS has agreed to purchase the securities from TD at the price to public less a fee of $17.50 per security. TDS has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $17.50 reflecting a fixed sales commission of $12.50 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.
Conflicts of Interest — TDS is an affiliate of TD and, as such, has a “conflict of interest”in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the securities after their initial sale. If a purchaser buys the securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

Prohibition of sales in Canada and to Canadian residents:	The securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.
Prohibition on sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

November 2026	Page 28

$4,608,000 Contingent Income Auto-Callable Securities due November 16, 2027
Based on the Worst Performing of the Common Stock of NVIDIA Corporation and the American Depositary Receipts of Taiwan Semiconductor Manufacturing Company Limited Principal at Risk Securities
Prohibition on sales to United Kingdom retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.

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